SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2000

Commission	Exact Name of Registrant as	I.R.S. Employer
File Number	Specified in its Charter	Identification No.

1-11607	DTE Energy Company

	(a Michigan corporation)	38-3217752

2000 2nd Avenue

Detroit, Michigan 48226-1279

313-235-4000

Item 5. Other Events.

On June 14, 2000, DTE Energy Company and MCN Energy Group Inc. issued a joint press release discussing continued efforts to obtain regulatory approvals for the pending merger of the two companies and the expected timing of such merger.

A copy of the joint press release is filed as an exhibit to this report.

The press release contains forward-looking statements. The expectations set forth in such press release are subject to the outcome of current regulatory discussions and the implementation of the proposed merger of DTE Energy Company and MCN Energy Group Inc.

Item 7. Exhibit (Filed herewith).

Exhibit Number

99-34	Joint press release, dated June 14, 2000, of DTE Energy Company and MCN

Energy Group Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DTE ENERGY COMPANY

(Registrant)

By: /s/ David E. Meador

David E. Meador
Senior Vice President – Finance and
Treasurer

Date: June 14, 2000

Exhibit Index

Exhibit No.	Description

99-34	Joint press release, dated June 14, 2000, of DTE Energy Company and MCN Energy Group Inc.